This Prospectus Supplement filed pursuant to Rule 424(b)(3)

                                                     Registration No. 333-107977


                             PROSPECTUS SUPPLEMENT

     This is a Supplement, dated March 12, 2004 to the Prospectus (the "Prospectus") which forms a part of the Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (No. 333-107977) filed on November 14, 2003 on behalf of Celgene Corporation (the "Company").

     The Company originally issued the notes to which this Prospectus Supplement relates in a private placement in June 2003. The notes were sold by the initial purchaser of the notes in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be qualified institutional buyers as defined by Rule 144A under the Securities Act.

     The following table sets forth information with respect to the selling securityholders and the principal amount of notes beneficially owned by each selling securityholder that may be offered pursuant to the Prospectus. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the notes or the common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, the Company cannot estimate the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act, therefore, the information provided herein for any particular securityholder may overstate such securityholder's current ownership. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $400,000,000 aggregate principal amount of notes outstanding.

     The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder at an initial conversion rate of 20.6398 shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. No selling securityholder named in the table below beneficially owns one percent or more of our common stock, based on 81,237,008 shares of common stock outstanding on February 27, 2004.

                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
Advent Convertible Master(Cayman) L.P.        $6,995,000            1.7%             144,375              --
AIG DKR SoundShore Strategic Holding
Fund Ltd.                                     $3,000,000              *               61,919              --
AIG/National Union Fire Insurance               $145,000              *                2,992              --
Akela Capital Master Fund, Ltd.               $8,500,000            2.1%             175,438              --
Alcon Laboratories                              $371,000              *                7,657              --
Alexander Global Master Fund Ltd.            $12,000,000            3.0%             247,678              --
Alexian Brothers Medical Center                 $165,000              *                3,405              --
Allentown City Police Pension Plan                   $31              *                    1              --
Allstate Insurance Company                    $1,000,000              *               20,639              --
Aloha Airlines Non-Pilots Pension Trust         $100,000              *                2,063              --
Aloha Pilots Retirement Trust                    $50,000              *                1,031              --
Alpha US Sub Fund 4 LLC                         $278,000              *                5,737              --
AQR Capital Management, LLC                     $500,000              *               10,319              --
Arapahoe County Colorado                         $46,000              *                  949              --
Arbco Associates, L.P.                          $450,000              *                9,287              --
Arbitrex Master Fund, L.P.                    $5,000,000            1.3%             103,199              --
Arkansas PERS                                   $325,000              *                6,707              --
Arkansas Teachers Retirement                  $3,905,000            1.0%              80,598              --
Arlington County Employees Retirement
System                                          $644,000              *               13,292              --
Asante Health Systems                            $96,000              *                1,981              --
Associated Electric & Gas Insurance
Services, Ltd.                                  $500,000              *               10,319              --
Attorney's Title Insurance Fund                  $70,000              *                1,444              --
Banc of America Securities LLC                $2,225,000              *               45,923              --
Baptist Health of South Florida                 $540,000              *               11,145              --
Barclays Global Investors EquityHedge
Fund I                                           $15,000              *                  309              --
BNP Paribas Arbitrage                         $7,500,000            1.9%             154,798              --
Boilermakers Blacksmith Pension Trust         $1,265,000              *               26,109              --
BP Amoco Corporation Master Trust for
Employee Pension Plans                        $8,330,000            2.1%             171,929              --
BP Amoco PLC Master Trust                       $697,000              *               14,385              --
British Virgin Islands Social Security
Board                                            $84,000              *                1,733              --
C&H Sugar Company Inc.                          $125,000              *                2,579              --


                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
Calamos(R)Market Neutral
Fund--Calamos(R) Investment Trust             $7,600,000            1.9%             156,862              --
Castle Convertible Fund, Inc.                   $250,000              *                5,159              --
Chrysler Corporation Master Retirement
Trust                                           $845,000              *               17,440              --
Citadel Equity Fund Ltd.                      $6,125,000            1.5%             126,418              --
Citadel Jackson Investment Fund Ltd.            $875,000              *               18,059              --
City and County of San Francisco
Retirement System                             $1,422,000              *               29,349              --
City of New Orleans                             $195,000              *                4,024              --
City University of New York                     $145,000              *                2,992              --
Clinton Multistrategy Master Fund, Ltd.      $18,775,000            4.7%             387,512              --
Clinton Riverside Convertible Portfolio
Limited                                      $18,855,000            4.7%             389,164              --
Consulting Group Capital Markets Funds          $900,000              *               18,575              --
Context Convertible Arbitrage Fund, L.P.      $1,415,000              *               29,205              --
Context Convertible Arbitrage Offshore,
Ltd.                                          $2,335,000              *               48,194              --
Continental Casualty Company                  $2,085,000              *               43,034              --
Convertible Securities Fund                      $30,000              *                  619              --
Credit Suisse First Boston LLC               $18,850,000            4.7%             389,060              --
DeepRock & Co.                                $1,000,000              *               20,639              --
Delaware PERS                                   $465,000              *                9,597              --
Delaware Public Employees Retirement
System                                        $1,492,000              *               30,794              --
Delta Airlines Master Trust                     $575,000              *               11,867              --
Delta AirLines Master Trust--CV                 $490,000              *               10,113              --
Delta Pilots Disability & Survivorship
Trust--CV                                       $240,000              *                4,953              --
Deutsche Bank Securities                      $7,500,000            1.9%             154,798              --
Drury University                                 $20,000              *                  412              --
Duke Endowment                                  $275,000              *                5,675              --
Engineers Joint Pension Fund                    $360,000              *                7,430              --
Excelsior Master Fund L.P.                    $1,500,000              *               30,959              --
FA Convertible Arbitrage Ltd.                    $85,000              *                1,754              --
Farbitrage Partners                             $600,000              *               12,383              --
Fore Convertible Masterfund Ltd.              $2,000,000              *               41,279              --


                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
Froley Revy Investment Convertible
Security Fund                                    $50,000              *                1,031              --
Goldman Sachs & Company                       $5,022,000            1.3%             103,653              --
Grace Convertible Artitrage Fund, Ltd.        $5,500,000            1.4%             113,519              --
Grady Hospital Foundation                        $82,000              *                1,692              --
Hawaiian Airlines Employees Pension
Plan--IAM                                        $30,000              *                  619              --
Hawaiian Airlines Pension Plan for
Salaried Employees                                $5,000              *                  103              --
Hawaiian Airlines Pilots Retirement Plan         $85,000              *                1,754              --
HFR Arbitrage Fund                              $417,000              *                8,606              --
HFR CA Select Fund                            $1,600,000              *               33,023              --
HFR Global Master Trust                         $226,000              *                4,664              --
Hillbloom Foundation                             $40,000              *                  825              --
Hotel Union & Hotel Industry of Hawaii
Pension Plan                                    $263,000              *                5,428              --
Hourglass Master Fund, Ltd.                  $10,350,000            2.6%             213,622              --
HRF RV Performance Master Trust                 $100,000              *                2,063              --
ICI American Holdings Trust                     $105,000              *                2,167              --
Innovest Finanzdienstle                       $1,000,000              *               20,639              --
J.P. Morgan Securities Inc.                  $18,500,000            4.6%             381,836              --
Jefferies & Company Inc.                          $6,000              *                  123              --
John Deere Pension Trust                      $1,000,000              *               20,639              --
Kayne Anderson Capital Income Partners,
L.P.                                          $1,300,000              *               26,831              --
Kayne Anderson Income Partners, LP               $50,000              *                1,031              --
KBC Financial Products(Cayman Islands)
Limited                                      $15,000,000            3.8%             309,597              --
Laurel Ridge Capital, LP                      $5,000,000            1.3%             103,199              --
Man Convertible Bond Master Fund, Inc.        $6,827,000            1.7%             140,908              --
McMahan Securities Co. L.P.                   $1,120,000              *               23,116              --
Meadow IAM Limited                            $1,120,000              *               23,116              --
Microsoft Corp.                                 $670,000              *               13,828              --
Morgan Stanley & Co. Incorporated             $7,807,000            2.0%             161,135              --
Motion Picture Industry Health
Plan--Active Member Fund                        $100,000              *                2,063              --
Motion Picture Industry Health
Plan--Retiree Member Fund                        $50,000              *                1,031              --


                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
Municipal Employees                             $247,000              *                5,098              --
Nations Convertible Securities Fund           $3,970,000            1.0%              81,940              --
New Orleans Firefighters Pension/Relief
Fund                                            $113,000              *                2,332              --
Nicholas Applegate Capital Management
Convertible Mutual Fund                         $655,000              *               13,519              --
Nomura Securities Intl Inc.                   $5,000,000            1.3%             103,199              --
Nuveen Preferred & Convertible Income
Fund                                          $2,065,000              *               42,621              --
Occidental Petroleum Corporation                $261,000              *                5,386              --
OCM Convertible Trust                           $600,000              *               12,383              --
Oppenheimer Convertible Securities Fund       $2,500,000              *               51,599              --
Partner Reinsurance Company Ltd.                $290,000              *                5,985              --
Peoples Benefit Life Insurance Company
TEAMSTERS                                     $4,000,000            1.0%              82,559              --
Pioneer High Yield Fund                      $13,500,000            3.4%             278,637              --
Pioneer U.S. High Yield Corp. Bond Sub
Fund                                          $1,500,000              *               30,959              --
Policemen and Firemen Retirement System
of the City of Detroit                          $352,000              *                7,265              --
Privilege Portfolio Sicay                     $4,000,000            1.0%              82,559              --
Pro-Mutual                                      $842,000              *               17,378              --
Prudential Insurance Company of America          $30,000              *                  619              --
PSAM Allegro Partners LP                        $272,000              *                5,614              --
PSAM GPS Fund Ltd.                              $134,000              *                2,765              --
PSAM Panorama Fund Ltd.                       $1,025,000              *               21,155              --
PSAM World Arb Fund Ltd.                        $173,000              *                3,570              --
Putnam Convertible Income-Growth Trust        $7,900,000            2.0%             163,054              --
Quest Global Convertible Master Fund
Ltd.                                            $500,000              *               10,319              --
Qwest Occupational Health Trust                 $115,000              *                2,373              --
Relay 3 Asset Holding Co. Limited                $16,000              *                  330              --
Retail Clerks Pension Trust #2                $1,000,000              *               20,639              --
Sagamore Hill Hob Fund Ltd.                   $5,000,000            1.3%             103,199              --
Salomon Brothers Asset Management, Inc.       $5,500,000            1.4%             113,519              --
San Diego City Retirement                       $785,000              *               16,202              --


                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
San Diego County Convertibles                 $1,660,000              *               34,262              --
San Diego County Employee Retirement
Association                                   $2,000,000              *               41,279              --
Scorpion Offshore Investment Fund, Ltd.          $90,000              *                1,857              --
Southern Farm Bureau Life Insurance             $745,000              *               15,376              --
SP Holdings Ltd.                                 $49,000              *                1,011              --
Spartan Partners LP                             $351,000              *                7,244              --
Sphinx Convertible Arb Fund SPC                 $389,000              *                8,028              --
SSI Blended Market Neutral L.P.                 $505,000              *               10,423              --
SSI Hedged Convertible Market Neutral
L.P.                                            $561,000              *               11,578              --
St. Albans Partners Ltd.                      $3,000,000              *               61,919              --
St. Thomas Trading, Inc.                     $10,483,000            2.6%             216,367              --
Standard Global  Equity Partners II,
L.P.                                             $15,000              *                  309              --
Standard Global Equity Partners SA, L.P.        $148,000              *                3,054              --
Standard Global Equity Partners, L.P.           $386,000              *                7,966              --
Standard Pacific Capital Offshore Fund,
Ltd.                                          $1,218,000              *               25,139              --
Standard Pacific MAC 16, Ltd.                    $63,000              *                1,300              --
State Employees' Retirement Fund of the
State of Delaware                               $550,000              *               11,351              --
State of Maryland Agency                          $3,050              *                   62              --
State of Oregon/Equity                        $1,475,000              *               30,443              --
State of Oregon/SAIF Corporation              $2,925,000              *               60,371              --
Syngenta AG                                      $80,000              *                1,651              --
TD Securities (USA) Inc.                      $2,000,000              *               41,279              --
Tewksbury Investment Fund Ltd.                  $200,000              *                4,127              --
The Grable Foundation                            $79,000              *                1,630              --
TQA Master Fund,
Ltd.                                          $1,254,000              *               25,882              --
TQA Master Plus Fund, Ltd.                    $1,907,000              *               39,360              --
Trustmark Insurance                             $226,000              *                4,664              --
UBS O'Connor LLC f/b/o O'Connor Global
Convertible Arbitrage Master Ltd.             $7,000,000            1.8%             144,478              --
US Bancorp Piper Jaffray                      $4,000,000            1.0%              82,559              --
US Bank FBO Benedictine Health Systems          $155,000              *                3,199              --


                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
Value Line Convertible Fund Inc.                $200,000              *                4,127              --
Vanguard Convertible Securities Fund,
Inc.                                          $4,850,000            1.2%             100,103              --
Viacom Inc. Pension Plan Master Trust            $24,000              *                  495              --
Wachovia Bank National Association           $45,860,000           11.5%             946,542              --
Wachovia Securities, International Ltd.       $8,000,000            2.0%             165,118              --
Wake Forest University                          $440,000              *                9,081              --
Westbay International Corp.                     $205,000              *                4,231              --
Wolverine Asset Management, LLC               $4,775,000            1.2%              98,555              --
Wyoming State Treasurer                         $850,000              *               17,543              --
Xavex Risk Arbitrage 5 Fund                     $114,000              *                2,352              --
Xavex-Convertible Arbitrage 7 Fund              $308,000              *                6,357              --
Yield Strategies Fund I, L.P.                 $1,000,000              *               20,639              --
Yield Strategies Fund II, L.P.                $1,000,000              *               20,639              --
Zazove Convertible Arbitrage Fund, L.P.       $5,550,000            1.4%             114,551              --
Zazove Hedged Convertible Fund, L.P.          $4,600,000            1.2%              94,943              --
Zazove Income Fund, L.P.                      $2,000,000              *               41,279              --
ZCM Asset Holding Company, LLC                $1,150,000              *               23,735              --
Zeneca Holdings Trust                           $115,000              *                2,373              --
Institutional Benchmarks Master Fund
Ltd. (f/k/a Zurich Institutional
Benchmarks Master Fund Ltd.)                  $1,555,000              *               32,094              --
1976 Distribution Trust FBO A.R.
Lauder/Zinterhofer                                $7,000              *                  144              --
2000 Revocable Trust FBO A.R.
Lauder/Zinterhofer                                $7,000              *                  144              --
Akanthos Arbitrage Master Fund LP             $7,500,000            1.9%             154,798              --
Canyon Capital Arbitrage Master Fund,
Ltd.                                          $3,000,000              *               61,919              --
Canyon Value Realization Fund, L.P.           $1,500,000              *               30,959              --
Canyon Value Realization Fund (Cayman),
Ltd.                                          $4,100,000            1.0%              84,623              --
Canyon Value Realization MAC 18, Ltd.
(RMF)                                           $600,000              *               12,383              --
Celebrity IAM Ltd.                           $10,200,000            2.6%             210,526              --
Century Park Trust                            $2,500,000              *               51,599              --
DBAG London                                  $17,800,000            4.5%             367,389              --


                                           Principal Amount
                                               of Notes                           Common Stock       Common Stock
                                             Beneficially       Percentage of     Owned Prior        Owned After
                                              Owned and             Notes           to the          Completion of
                  Name                      Offered Hereby       Outstanding       Offering(1)       the Offering
-------------------------------------------------------------------------------------------------------------------
Descartes Offshore Ltd.                       $6,500,000            1.6%             134,158              --
Descartes Partners L.P.                       $4,800,000            1.2%              99,071              --
DKR SoundShore Opportunity Holding Fund
Ltd.                                          $1,500,000              *               30,959              --
Fidelity Financial Trust: Fidelity
Convertible Securities Fund                   $2,000,000              *               41,279              --
Fidelity Puritan Trust: Fidelity
Balanced Trust                                $3,700,000              *               76,367              --
FrontPoint Convertible Arbitrage Fund,
L.P.                                          $2,000,000              *               41,279              --
General Motors Welfare Benefit Trust          $2,000,000              *               41,279              --
Independence Blue Cross                         $266,000              *                5,490              --
KBC Financial Products USA Inc.               $4,500,000            1.1%              92,879              --
LDG Limited                                     $128,000              *                2,641              --
Lexington Vantage Fund                           $32,000              *                  660              --
Lyxor                                           $750,000              *               15,479              --
Merril Lynch Insurance Group                    $307,000              *                6,336              --
National Bank of Canada                       $1,250,000              *               25,799              --
Ohio Bureau of Workers Compensation              $93,000              *                1,919              --
Ram Trading Ltd.                              $4,000,000            1.0%              82,559              --
Sphinx Fund                                      $78,000              *                1,609              --
State of Maryland Retirement Agency           $3,082,000              *               63,611              --
Tag Associates                                   $60,000              *                1,238              --
Wachovia Capital Markets LLC                    $850,000              *               17,543              --
Waterstone Market Neutral Fund, LP              $627,000              *               12,941              --
Waterstone Market Neutral Offshore
Fund, Ltd.                                    $4,373,000            1.1%              90,257              --


--------------------------------------------------
*      Represents less than 1%

(1)    Includes shares of common stock issuable upon conversion of the notes.

None of the selling securityholders or any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with the Company within the past three years.

The initial purchaser purchased all of the notes from the Company in a private transaction in June 2003. All of the notes were "restricted securities" under the Securities Act prior to this registration. The selling securityholders have represented to the Company that they purchased the notes for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or exempt from such registration.

Information concerning the securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances. Accordingly, the aggregate principal amount of notes and the number of shares of common stock into which the notes are convertible may increase or decrease.